UNITIL CORPORATION

                     CONSOLIDATED BALANCE SHEETS (000's) (A)


ASSETS:                                       (Unaudited)
                                                June 30,
                                                  2003            Adjustments           Pro Forma
                                             ---------------     ---------------     -----------------
Utility Plant
  Electric                                         $200,919                                  $200,919
  Gas                                                45,599                                    45,599
  Common                                             28,860                                    28,860
  Construction Work in Progress                       6,295                                     6,295
                                             ---------------     ---------------     -----------------
     Utility Plant                                  281,673                                   281,673
Less: Accumulated Depreciation                       88,315                                    88,315
                                             ---------------     ---------------     -----------------
     Net Utility Plant                              193,358                                   193,358
                                             ---------------     ---------------     -----------------

Current Assets:
  Cash                                                2,767                                     2,767
  Accounts Receivable                                18,214                                    18,214
  Refundable Taxes                                    1,160                 (56)(B)             1,104
  Materials and Supplies                              2,856                                     2,856
  Prepayments                                         3,533                                     3,533
  Accrued Revenue                                    10,619                                    10,619
                                             ---------------     ---------------     -----------------
     Total Current Assets                            39,149                 (56)               39,093


Noncurrent Assets:
  Regulatory Assets                                 249,372                                   249,372
  Debt Issuance Costs, net                            1,715                                     1,715
  Other Noncurrent Assets                             4,536                                     4,536
                                             ---------------     ---------------     -----------------
     Total Noncurrent Assets                        255,623                                   255,623


                                             ---------------     ---------------     -----------------
TOTAL                                              $488,130                ($56)             $488,074
                                             ===============     ===============     =================

       (The accompanying Notes are an integral part of these statements.)

                               UNITIL CORPORATION

                     CONSOLIDATED BALANCE SHEETS (000's) (A)


CAPITALIZATION AND LIABILITIES:               (Unaudited)
                                                June 30,
                                                  2003            Adjustments           Pro Forma
                                             ---------------     ---------------     -----------------
Capitalization:
  Common Stock Equity                              $ 73,318            $ 16,489 (C)          $ 89,807
  Preferred Stock, Non-Redeemable                       225                                       225
  Preferred Stock, Redeemable                         3,044                                     3,044
  Long-term Debt, Less Current Portion              101,096                                   101,096
                                             ---------------     ---------------     -----------------
     Total Capitalization                           177,683              16,489               194,172


Current Liabilities:
  Long-term Debt, Current Portion                     3,252                                     3,252
  Capitalized Lease, Current Portion                    668                                       668
  Accounts Payable                                   15,397                                    15,397
  Short-Term Debt                                    42,490             (16,391)(D)            26,099
  Dividends Declared and Payable                      1,706                                     1,706
  Refundable Customer Deposits                        1,385                                     1,385
  Interest Payable                                    1,251                (154)(E)             1,097
  Other Current Liabilities                           4,602                                     4,602
                                             ---------------     ---------------     -----------------
     Total Current Liabilities                       70,751             (16,545)               54,206

Deferred Income Taxes                                47,555                                    47,555
                                             ---------------     ---------------     -----------------

Noncurrent Liabilities
  Power Supply Contract Obligations                 182,446                                   182,446
  Capitalized Leases, Less Current Portion            2,265                                     2,265
  Other Deferred Credits                              7,430                                     7,430
                                             ---------------     ---------------     -----------------
     Total Noncurrent Liabilities                   192,141                                   192,141


                                             ---------------     ---------------     -----------------
TOTAL                                             $ 488,130               $ (56)            $ 488,074
                                             ===============     ===============     =================

       (The accompanying Notes are an integral part of these statements.)

                               UNITIL CORPORATION

                 CONSOLIDATED STATEMENTS OF EARNINGS (000's) (A)

                                              (Unaudited)
                                               Year Ended
                                               June 30,
                                                  2003            Adjustments           Pro Forma
                                             ---------------     ---------------     -----------------
Operating Revenues:
  Electric                                        $ 184,746                                 $ 184,746
  Gas                                                27,287                                    27,287
  Other                                                 978                                       978
                                             ---------------     ---------------     -----------------
      Total Operating Revenues                      213,011                                   213,011
                                             ---------------     ---------------     -----------------

Operating Expenses:
  Fuel and Purchased Power                          129,014                                   129,014
  Gas Purchased for Resale                           15,566                                    15,566
  Operating and Maintenance                          27,807                                    27,807
  Restructuring Charge                                1,598                                     1,598
  Depreciation and Amortization                      17,019                                    17,019
  Provisions for Taxes:
    Local Property and Other                          4,925                                     4,925
    Federal and State Income                          2,637                  56 (B)             2,693
                                             ---------------     ---------------     -----------------
      Total Operating Expenses                      198,566                  56               198,622
                                             ---------------     ---------------     -----------------
Operating Income                                     14,445                 (56)               14,389

Non-Operating Expenses:                                 196                                       196
                                             ---------------     ---------------     -----------------
Income Before Interest Expense                       14,249                 (56)               14,193

  Interest Expense, Net                               7,258                (154)(E)             7,104
                                             ---------------     ---------------     -----------------
Net Income                                            6,991                  98 (C)             7,089
Less Dividends on Preferred Stock                       244                                       244
                                             ---------------     ---------------     -----------------

Earnings Applicable to Common Shareholders          $ 6,747                $ 98               $ 6,845
                                             ===============     ===============     =================

Average Common Shares Outstanding-Basic           4,744,927             717,600 (F)         5,462,527
Average Common Shares Outstanding-Diluted         4,765,706             717,600 (F)         5,483,306

Earnings Per Common Share                            $ 1.42                                    $ 1.25 (F)

       (The accompanying Notes are an integral part of these statements.)

                               UNITIL CORPORATION
              Notes to Pro Forma Consolidated Financial Statements


(A) These statements have been pro formed to reflect the issuance of an additional 717,600 shares of Unitil Common Stock at the beginning of the period, with net proceeds of $17,381,000. The pro forma assumes dividends were declared and paid for the full twelve month period. It is further assumed that the net proceeds were fully utilized to repay Short-Term Debt. The Statement of Earnings reflects the corresponding impact on Interest Expense and Federal and State Income Taxes. Earnings Per Share reflects the dilutive effect of the additional shares of Common Stock for the twelve month period and the resulting change in Earnings Applicable to Common Shareholders.

(B) The reduction in Refundable Taxes reflects the decrease in Interest Expense and the corresponding rise in income taxes.

(C) Common Stock Equity reflects the following factors: the net issuance of the 717,600 shares of Common Stock; declaration of common dividends on the new shares during the twelve-month period (e.g. Retained Earnings); and rise in earnings from net lower interest expense (e.g.Retained Earnings).

(D) Refects the utilization of the net proceeds from the financing to repay Short-Term Debt.

(E) Refects the incremental decrease in Short-Term Debt, described above, and the resulting reduction in Interest Expense.

(F) The Pro forma Average Common Shares outstanding and Earnings Per Share assume the 717,600 additional shares of Common Stock are issued at the beginning of the twelve month period.